Exhibit 24(b)(8.5)

AMENDMENT TO SELLING AND SERVICES AGREEMENT

AND FUND PARTICIPATION AGREEMENT

            THIS AMENDMENT (“Amendment”) is made as of May 25, 2017, by and between Voya Retirement Insurance and Annuity Company (formerly ING Life Insurance and Annuity Company), Voya Financial Partners, LLC (formerly ING Financial Advisers, LLC), and Saturna Brokerage Services Inc. (“Distributor”), acting as agent for the registered open-end management investment companies whose shares are or may be underwritten by Distributor (each a “Fund” or collectively the “Funds”).

            WHEREAS, the parties entered into a SELLING AND SERVICES AND FUND PARTICIPATION AGREEMENT dated May 1, 2008 (the “Agreement”);

            WHEREAS, the parties wish to amend the Agreement as set forth herein to amend and replace Schedule A attached hereto;

            NOW THEREFORE, the parties agree to amend the Agreement as follows:

1.      Schedule A of the Agreement is deleted in its entirety and the Schedule A attached hereto shall be inserted in lieu thereof.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto.

Voya Retirement Insurance and                     Saturna Brokerage Services, Inc.

Annuity Company

By:	/s/ Elizabeth Schroeder	By:	/s/Phelps S. McIlvaine
Name:	Elizabeth Schroeder	Name:	Phelps S. McIlvaine
Title:	Vice President	Title:	V.P.
Date:	5/25/17	Date:	5/25/17

Voya Financial Partners, LLC

By:	/s/Elizabeth Schroeder
Name:	Elizabeth Schroeder
Title:	Vice President
Date:	5/25/17

Schedule A

Saturna Brokerage Services is principal underwriter for each series/portfolio of the following Funds:

Fund Trust	Fund Name	Share Class	No-Load	CUSIP	Initial or Subsequent Investment Minimums	12b-1 Fee (bps)	Service Fee (bps)
Amana Mutual Funds Trust	Amana Developing World Fund	Institutional	*	022865604	$X	X	XX
Amana Mutual Funds Trust	Amana Developing World Fund	Investor	*	022865307	$X	XX	XX
Amana Mutual Funds Trust	Amana Growth Fund	Institutional	*	022865505	$X	X	XX
Amana Mutual Funds Trust	Amana Growth Fund	Investor	*	022865208	$X	XX	XX
Amana Mutual Funds Trust	Amana Income Fund	Institutional	*	022865406	$X	X	XX
Amana Mutual Funds Trust	Amana Income Fund	Investor	*	022865109	$X	XX	XX
Amana Mutual Funds Trust	Amana Participation Fund	Institutional	*	022865802	$X	X	XX
Amana Mutual Funds Trust	Amana Participation Fund	Investor	*	022865703	$X	XX	XX